UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 31, 2008

Storm Cat Energy Corporation

 (Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-32628	06-1762942
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1125 17th Street, Suite 2310, Denver, Colorado 80202

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 991-5070

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.04 – TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

Storm Cat Energy Corporation (the “Company”) failed to make its required quarterly interest payment when due on September 30, 2008, and as of October 31, 2008 such failure has continued for a period of 30 days, with respect to (1) $18,535,000 in outstanding principal of its 9 1/4% Series A Subordinated Convertible Notes due March 31, 2012 (“Series A Notes”) issued pursuant to that certain Series A Note Purchase Agreement, dated as of January 19, 2007, by and among the Company and each of the purchasers set forth thereto (the “Series A Note Purchase Agreement”), and (2) $31,660,000 in outstanding principal of its 9 1/4% Series B Subordinated Convertible Notes due March 31, 2012 (“Series B Notes” and together with the Series A Notes, the “Notes”) issued pursuant to that certain Series B Note Purchase Agreement, dated as of January 19, 2007, by and among the Company and each of the purchasers set forth thereto (the “Series B Note Purchase Agreement” and together with the Series A Note Purchase Agreement, the “Note Purchase Agreements”).  The failure of the Company to make the required quarterly interest payment prior to the expiration of such 30 day grace period constitutes an “Event of Default” under the Note Purchase Agreements.

In connection with the Storm Cat (USA)’s (as defined below) continuing defaults under its Credit Agreement (as defined below), as previously reported by the Company in a Current Report on Form 8-K and filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2008, the Lenders (as defined below) have notified the noteholders that pursuant to the terms of the Note Purchase Agreements and the Subordination and Intercreditor Agreement previously entered into by the noteholders, the Lenders were enforcing their rights (1) to prohibit the Company from making any payments to the noteholders pursuant to the terms of the Notes and the Note Purchase Agreements, and (2) to require that the noteholders standstill and not accelerate any amounts due under the Notes upon an Event of Default or seek other enforcement or redemption actions otherwise permitted under the Note Purchase Agreements. Additionally, as a result of the Event of Default, the rate of interest on the outstanding principal amount of the Notes as well as any overdue interest will increase from 9 1/4% to 12.0% per annum.

ITEM 8.01 – OTHER EVENTS.

As referenced above, the Company previously reported in a Current Report on Form 8-K filed with the SEC on August 14, 2008, that Storm Cat Energy (USA) Corporation (“Storm Cat (USA)”), a wholly owned subsidiary of the Company, received a notice of default (the “Notice”) from Wells Fargo Foothill, LLC, as agent (the “Agent”) under that certain Credit Agreement, dated as of December 27, 2007, as amended by that certain First Amendment to Credit Agreement, dated as of April 17, 2008 (the “Credit Agreement”) by and among Storm Cat (USA), the Agent and the lenders from time to time party thereto (the “Lenders”), that Storm Cat (USA) was not in compliance with financial and minimum average daily production covenants set forth in the Credit Agreement for the quarter ended June 30, 2008.  The Agent continues to sweep daily all amounts held in Storm Cat (USA)’s depository accounts into the Agent’s account and while not obligated under the Credit Agreement, the Lenders continue to make advances pursuant to the Credit Agreement in their discretion as requested from time to time by the Company.

The Company has been in discussions with the Agent and the Lenders since mid-August in order to seek a waiver or forbearance of the defaults, to amend the Credit Agreement or otherwise restructure the Company and seek a liquidity event.   Although the Company intends to pursue in good faith efforts to renegotiate or restructure the terms of the Credit Agreement, there can be no assurance that these efforts will ultimately be successful. In addition, any restructuring plan ultimately agreed upon by the Company and the Lenders may involve implementation through a bankruptcy filing by the Company and/or certain of its subsidiaries. In the event that the Company and the Lenders fail to agree on the terms of a consensual restructuring of the obligations under the Credit Agreement, the Lenders may attempt to effect an acceleration of the obligations under the Credit Agreement. In such event, a material adverse effect on the Company and its results of operations would result.

In connection with the above mentioned defaults under the Credit Agreement, an affiliate of one of the Lenders recently exercised its right to declare a cross-default on Storm Cat (USA)’s natural gas commodity swap agreements (the “Swap Agreements”).  The Swap Agreements were terminated and Wells Fargo Bank, National Association, the counterparty to the Swap Agreements and affiliate of one of the Lenders, paid all amounts owing to Storm Cat (USA) upon termination of the Swap Agreements in the aggregate amount of $9.4 million to the Lenders to be set-off and reduce the amounts outstanding under the revolving credit facility issued pursuant to the Credit Agreement.  Because Storm Cat (USA) remains in default under the Credit Agreement, the Company may not re-borrow any funds used to pay down the revolving credit facility without the consent of the Lenders in their sole discretion.  As a result of the termination of the Swap Agreements, the Company is now fully exposed to the impact of gas price fluctuations in the commodity markets.

As previously reported, the Company has been exploring since mid-May numerous alternatives to improve liquidity, including raising capital, refinancing outstanding debt or the potential sale of assets.  Unfortunately, as a result of falling commodity prices and the global financial crisis the Company has been unsuccessful to date.  Nonetheless, in connection with on-going discussions with the Lenders regarding potential restructuring initiatives, the Company has engaged Houston-based Parkman Whaling LLC for the purpose of assisting the Company in exploring strategic business alternatives as well as engaged Alvarez & Marsal, a turnaround and restructuring firm, for the purpose of assisting the Company with its restructuring efforts.

On October 31, 2008, the Company issued a press release announcing the steps discussed above.  A copy of the press release is attached hereto as Exhibit 99.1.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated October 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STORM CAT ENERGY CORPORATION

Date: October 31, 2008	By:	/s/ Paul Wiesner
Name: Paul Wiesner
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated October 31, 2008